UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) – April 27, 2007
Commission File Number 0-23320
OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1245650

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5096 Richmond Road, Bedford Heights, Ohio	44146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 292-3800
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
At the Annual Meeting of Shareholders held on April 27, 2007, the shareholders of Olympic Steel, Inc. (the “Company”) approved the Olympic Steel, Inc. 2007 Omnibus Incentive Plan (the “Plan”). The Plan authorizes the Company to grant stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, and other stock- and cash-based awards to employees and directors of, and consultants to, the Company and its affiliates. Under the Plan, 500,000 of the Company’s common shares are available for equity grants.
The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.21 to this Form 8-K and incorporated herein by reference.
Effective May 1, 2007, the Compensation Committee of the Board of Directors of the Company approved performance share awards for members of the Company’s senior management, including Named Executive Officers. Performance shares may be earned by Named Executive Officers based on the Company’s performance over a thirty-two month period and would be paid out in 2010 based on the achievement of goals based on two separate financial measures: the Company’s EBITDA (weighted 50%) and return on invested capital (weighted 50%). No shares will be earned unless the threshold amounts for each performance measure are met. Up to 150% of the target amount of performance shares may be earned, and the target amounts for the Company’s current Named Executive Officers are as follows: Chairman and Chief Executive Officer — 6,489 shares; President and Chief Operating Officer — 5,899 shares; Chief Financial Officer – 3,486 shares; and Treasurer – 1,341 shares.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit
Number	Description of Exhibit
10.21	Olympic Steel, Inc. 2007 Omnibus Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
Date: May 3, 2007	By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.21	Olympic Steel, Inc. 2007 Omnibus Incentive Plan.